EXHIBIT 23 (a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Delphi Automotive Systems Corporation on Form S-8 of our report dated January 16, 2001 appearing in the Annual Report on Form 10-K of Delphi Automotive Systems Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Detroit, Michigan
September 6, 2001

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